SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                  Date of report (Date of
                  earliest event reported):       November 20, 1997


                             DICTAPHONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    Delaware                           33-93464               13-3838908
  (State or Other                    (Commission           (IRS Employer
   Jurisdiction                      File Number)          Identification No.)
  of Incorporation)


              3191 Broadbridge Avenue, Stratford, Connecticut 06497 (Address of Principal Executive Offices, Including Zip Code)

       Registrant's telephone number, including area code: (203) 381-7000





                         Exhibit List Appears on Page 3






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Item 5.  Other Events.

                  On November 20, 1997, Dictaphone Corporation (the "Company") executed a fourth amendment (the "Fourth Amendment") to its existing Credit Agreement, dated August 7, 1995, as modified by amendments to Credit Agreement, dated June 28, 1996, June 27, 1997 and July 21, 1997 (collectively, the "Credit Agreement"). The Fourth Amendment permits the Company to issue a new Tranche C Term Loan in the amount of $62.8 million (the "Tranche C Loan"), the proceeds of which were used to extinguish amounts outstanding under the $75.0 million Tranche A Term Loan due March 31, 2001 (the "Tranche A Loan") and to prepay certain required principal payments on the outstanding amounts under the $75.0 million Tranche B Term Loan due June 20, 2002 (the "Tranche B Loan"). The Tranche C Loan requires amortization equal to 1% of the total loan amount annually through 2001, 30% in 2002 and 66% in 2003. In addition, certain of the financial covenants in the Credit Agreement have been revised. As a result, in the fourth quarter of 1997 the Company expects to record a pre-tax extraordinary non-cash charge of $2.1 million associated with the write-off of the unamortized debt issuance costs resulting from the early extinguishment of the outstanding balances under the Tranche A Loan and the Tranche B Loan.

                  In addition, on November 20, 1997, the Company issued an aggregate of 3,500,000 shares of its common stock, $.01 par value per share (the "Common Stock") to certain of its existing stockholders. The sale of such shares of Common Stock was effected in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such transactions did not involve a public offering. There were no underwriters employed in connection with such sale. The proceeds from the sale of the 3,500,000 shares were used by the Company to repay amounts outstanding under the Company's $40.0 million Revolving Credit Facility as well as fees associated with the issuance of the Tranche C Loan. The Company also cancelled its Convertible Promissory Note Due January 30, 1998 between the Company and Bankers Trust Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

                     Not Applicable

         (b)   Pro Forma Financial Information.

                     Not Applicable



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         (c)   Exhibits.

      The following exhibits are filed with this Report:

Exhibit No.       Description
----------        -----------

10.20 Fourth Amendment to Credit Agreement, dated as of November 14, 1997, by and among Dictaphone Corporation and the Lenders party thereto (see Exhibit No. 10.21 for relevant exhibits and schedules).

10.21             Credit  Agreement, dated as of November 14, 1997, by and among
                  Dictaphone  Corporation  and  the  Lenders  a  party   thereto
                  (including exhibits and schedules).







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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DICTAPHONE CORPORATION



Date: November 21, 1997              By:  /S/ JOSEPH D. SKRZYPCZAK
                                          --------------------------------------
                                          Name: Joseph D. Skrzypczak
                                          Title: Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and Accounting
                                          Officer)

















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                                  EXHIBIT LIST




Exhibit No.               Description
----------                -----------

10.20 Fourth Amendment to Credit Agreement, dated as of November 14, 1997, by and among Dictaphone Corporation and the Lenders party thereto (see Exhibit No. 10.21 for relevant exhibits and schedules).

10.21 Credit Agreement, dated as of November 14, 1997, by and among Dictaphone Corporation and the Lenders a party thereto (including exhibits and schedules).














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